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EX 99.J(1)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information in the Post-Effective Amendment No. 26 to the Registration Statement of Flag Investors International Equity Fund on Form N-1A.




PricewaterhouseCoopers LLP
Baltimore, Maryland
July 27, 2000















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